EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACTS: J. Eric Bjornholt - CFO(480) 792-7804 Gordon Parnell - Vice President of Business Development and Investor Relations(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES PRELIMINARY NET SALES
RESULTS FOR SECOND QUARTER FISCAL 2013

CHANDLER, Arizona – October 15, 2012 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, announced today that it expects its net sales for its second quarter of fiscal 2013 ending September 30, 2012 to be about $407 to $408 million on a non-GAAP basis. On August 2, 2012, Microchip provided guidance of net sales to be approximately $412 to $430 million on a non-GAAP basis. There will be no conference call in conjunction with today’s press release.
“Our lower than anticipated net sales activity in the September quarter was driven primarily by macro-economic and industry conditions,” said Steve Sanghi, Microchip’s President and CEO. “The overall global economic outlook continues to be poor and is adversely impacting our business as well as the rest of the semiconductor industry.”
“We will provide the details of our financial performance for the September 2012 quarter and guidance for the December 2012 quarter during our November 8, 2012 conference call,” added Mr. Sanghi.
Microchip plans to announce its financial results for the second quarter of fiscal 2012 after market close on November 8, 2012. Due to the preliminary nature of the Company’s results for the September quarter and the complexity associated with the accounting for the Company’s acquisition of SMSC which closed on August 2, 2012, the Company is not yet able to provide a reconciliation of its GAAP and non-GAAP revenue at this time, and expects to provide its full financial results and the GAAP and non-GAAP reconciliation for the September 30, 2012 quarter as part of its announcement on November 8, 2012.

Cautionary Statement:
The statements in this release relating to our expected non-GAAP net sales for the September 2012 quarter, the poor overall global economic outlook and its adverse impact on our business and the rest of the semiconductor industry are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: continued economic uncertainty or any unexpected

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Announces
Preliminary Net Sales and EPS Results
for Second Quarter Fiscal 2012

fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our SMSC products and our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; our ability to realize the expected benefits of our SMSC acquisition; the impact of any other significant acquisitions that we may make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; our actual average stock price in the September 2012 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.
For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC’s Web site (www.sec.gov) or from commercial document retrieval services.
Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 15, 2012 press release, or to reflect the occurrence of unanticipated events.
About Microchip:
Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries.
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